Exhibit 21.1
Subsidiaries of the Registrant

Axalta Coating Systems Belgium BVBA	Belgium
Axalta Coating Systems Deutschland Holding GmbH & Co. KG	Germany
Axalta Coating Systems Dutch Holding A B.V.	Netherlands
Axalta Coating Systems Dutch Holding B B.V.	Netherlands
Axalta Coating Systems Germany GmbH & Co. KG	Germany
Axalta Coating Systems Luxembourg Holding 2 S.a r.l.	Luxembourg
Axalta Coating Systems Luxembourg Holding S.a r.l.	Luxembourg
Axalta Coating Systems Luxembourg Top S.a r.l.	Luxembourg
Axalta Coating Systems U. S. Holdings, Inc.	Delaware (USA)
Axalta Coating Systems U. S. Inc.	Delaware (USA)
Axalta Coating Systems U.S.A., LLC	Delaware (USA)
Axalta Coating Systems, LLC	Delaware (USA)
Axalta Coating Systems Finance 2 S.a r.l.	Luxembourg
Axalta Coating Systems Mexico, S. de R.L. de C.V.	Mexico
Axalta Coating Systems France SAS	France
Axalta Coating Systems (Changchun) Co. Ltd.	China
Axalta Coating Systems Canada Company	Canada
Axalta Coating Systems Asia Holding B.V.	Netherlands
Axalta Coating Systems LA Holding II B.V.	Netherlands
Axalta Coating Systems Singapore Holding Pte Ltd.	Singapore
Axalta Coating Systems France Holding SAS	France
Axalta China Holding Co., Ltd.	China
Axalta Coating Systems EMEA Holding B.V.	Netherlands